                                                    File No. 70-8973


               SECURITIES AND EXCHANGE COMMISSION

                     Washington, DC  20549

                        AMENDMENT NO. 4

                               TO

                   APPLICATION OR DECLARATION

                               ON

                            FORM U-1

                             UNDER

         THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

                  ALLEGHENY POWER SYSTEM, INC.
                     10435 Downsville Pike
                     Hagerstown, MD  21740

                       AYP CAPITAL, INC.
                     10435 Downsville Pike
                     Hagerstown, MD  21740

_________________________________________________________________
(Name of company or companies filing this statement and addresses of principal executive offices)

                  Allegheny Power System, Inc.


_________________________________________________________________
(Name of top registered holding company parent of each applicant or declarant)

                         Thomas K. Henderson, Esquire
                         Vice President
                         Allegheny Power
                         10435 Downsville Pike
                         Hagerstown, MD 21740


_________________________________________________________________
_
(Name and address of agent for service)

1.    Applicants hereby amend their application in this matter by deleting  the  first  phrase of paragraph  b)  of  the  Requested
Authority  section  of  Item  No.  1:  Description  of   Proposed
Transaction and substituting the following in its place:

      b)    to  engage in the consulting for marketing,  selling,

leasing, customer financing, and acquisition and installation  of power  quality  devices  including, but  not  limited  to:  surge suppressors,  uninterruptible power supplies and  stand-by  power supplies to customers located in the United States.


2. Applicants hereby amend their application in this matter by adding the following to the end of Item No. 1: Description of Proposed Transaction:


                         Quarterly Reporting



     AYP and MARKETCO agree to file quarterly with the Commission certificates of notification, no later than sixty days after the

end   of   each   calendar  quarterly  period,   concerning   the

transactions and financings carried out pursuant to the authority requested  herein during the previous quarter. Such  certificates of notification will include the following information:

      (i)   a balance sheet and income statement for AYP and  one

for each MARKETCO, when established;

     (ii) a narrative description of activities undertaken by AYP and  each MARKETCO with respect to (a) the marketing and sale  of appliance  and  equipment repair warranties,  service  plans,  or other  maintenance  agreements, (b)  consulting  for,  marketing,

selling,   leasing,  customer  financing,  or   acquisition   and

installation of power quality devices; and

      (iii)      a narrative description of services rendered  by

APSC  or its subsidiaries, directly or indirectly, to AYP or each

MARKETCO, and the aggregate dollar value thereof.



                           SIGNATURE



      Pursuant to the requirements of the Public Utility  Holding

Company  Act of 1935, the undersigned companies have caused  this statement  to be signed on its behalf by the undersigned  thereto duly authorized.







                              Allegheny Power System, Inc.



                              By:    /s/ Philip J. Bray
                                   Philip J. Bray
                                   Counsel


                              AYP Capital, Inc.


                              By:    /s/ Philip J. Bray
                                   Philip J. Bray
                                   Counsel



Dated: April 24, 1997




U:\LEGAL\AKLINE\WPFILES\BRAY\70-8973-NO4